EXHIBIT 4(a)


        PRESS FIRMLY ON APPLICATION TO ENSURE LEGIBILITY OF ALL COPIES

                                    FORM OF
                SBM Certificate Company Certificate Application

[Logo SBM Certificate Company]

Sales Representative -----------------

Date ---------------------------------  Application Type  [ ] New  [ ] Amended

 -----------------------------------------------------------------------------
Personal Profile

                                   APPLICANT

 Name ------------------------------------------------------------------------

 Address ---------------------------------------------------------------------

 -----------------------------------------------------------------------------

 E-Mail Address --------------------------------------------------------------

 Marital Status ------------------- Tax ID # ---------------------------------

 Date of Birth (m/d/y) -------------------------------------------------------

 Citizenship   [ ] U.S. Citizen     [ ] Non-U.S. Citizen

 Telephone         Home      (-----)------------------------------------------

 Numbers           Business  (-----)------------------------------------------

                   Fax       (-----)------------------------------------------

 Occupation ------------------------------------------------------------------

 Employer --------------------------------------------------------------------

 Employer Address ------------------------------------------------------------

 Spouse's Name ---------------------------------------------------------------

 Spouse's Employer
 (if client unemployeed) -----------------------------------------------------

 Primary Bank Address --------------------------------------------------------

 -----------------------------------------------------------------------------

                                JOINT APPLICANT

 Name ------------------------------------------------------------------------

 Address ---------------------------------------------------------------------
 -----------------------------------------------------------------------------


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 E-Mail Address --------------------------------------------------------------

 Marital Status ------------------- Tax ID #----------------------------------

 Date of Birth (m/d/y)--------------------------------------------------------

 Relationship to Applicant ---------------------------------------------------

 Citizenship   [ ] U.S. Citizen     [ ] Non-U.S. Citizen

 Telephone         Home      (-----)------------------------------------------

 Numbers           Business  (-----)------------------------------------------

                   Fax       (-----)------------------------------------------

 Occupation ------------------------------------------------------------------

 Employer --------------------------------------------------------------------

 Employer Address ------------------------------------------------------------

 Spouse's Name ---------------------------------------------------------------

 Spouse's Employer
 (if client unemployeed)------------------------------------------------------

 Primary Bank Address --------------------------------------------------------

 -----------------------------------------------------------------------------

Ownership

 Type of ownership (check one).

 [ ] Individual

 [ ] Joint Tenants with right of survivorship

 [ ] Tenants by the entirety
     (Available only in AR, DE, DC, FL, HI, MD, MA, MI, MO, PA, TN, VT, WY)

 [ ] Other -------------------------------------------------------------------
           (Trust Corporate, UGMA, UTMA)

 [ ] Tenants in common.  Complete the following for each participant:

 NAME OF                                                           INTEREST IN
 PARTICIPANT                                                       THE ACCOUNT
 ----------------------------------------------------------------  ----------%

 ----------------------------------------------------------------  ----------%

 ----------------------------------------------------------------  ----------%

 -----------------------------------------------------------------------------

 DEPENDENT(S):


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 FIRST NAME
---------------------------------------------------------------------------(1)

---------------------------------------------------------------------------(2)

---------------------------------------------------------------------------(3)

---------------------------------------------------------------------------(4)

 DATE OF BIRTH (m/d/y)
----------------------------------------------------------------------------(1)

---------------------------------------------------------------------------(2)

---------------------------------------------------------------------------(3)

---------------------------------------------------------------------------(4)

 Name of CPA ------------------------------------------------------------------

 Name of Attorney -------------------------------------------------------------

 Do You Have A Will?   [ ] yes     [ ] no

 CURRENT ASSETS

 Savings                  $------------------------------------------------

 Certificates of Deposit  $------------------------------------------------

 Money Market Funds       $------------------------------------------------

 Municipal Bonds          $------------------------------------------------

 Mutual Funds             $------------------------------------------------

 Stocks                   $------------------------------------------------

 Real Estate              $------------------------------------------------

 Annuities                $------------------------------------------------

 Options                  $------------------------------------------------

 Collectables             $------------------------------------------------

 Life Ins. (cash value)   $------------------------------------------------

 Qualified Retire. Plans  $------------------------------------------------


 RETIREMENT/OTHER PLAN

 [ ] IRA                    [ ] 403(b)

 [ ] Educational Plan       [ ] 529 Plan

 [ ] SEP/SARSEP             [ ] -----------------------------------------

 [ ] 401(k)                 [ ] -----------------------------------------

 [ ] Profit Sharing         [ ] -----------------------------------------

 [ ] Qualified Pension Plan

 [ ] Money Purchase Plan


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Objective

 Investment Objective (Please select one):

 [ ] Preservation of capital   [ ] Income   [ ] Income & Growth

 [ ] Long-Term Growth

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Financial Profile

 Approx. annual earnings

 [ ]
 -----------------------------------------------------------------------------
 Total annual income (all sources)

 [ ]
 -----------------------------------------------------------------------------
 Approx. liquid net worth (,000)

 [ ]<$100  [ ]$101-$499  [ ]$500-$999  [ ]$1,000-$5,000  [ ]$5,000-$9,999
 [ ]>$10,000
 -----------------------------------------------------------------------------
 Approx. total net worth (,000)

 [ ]<$100  [ ]$101-$499  [ ]$500-$999  [ ]$1,000-$5,000  [ ]$5,000-$9,999
 [ ]>$10,000
 -----------------------------------------------------------------------------
Certificates

Series 703 Certificate [  ]
Series 705 Certificate [  ]
Series 707 Certificate [  ]
Series 710 Certificate [  ]

Principal Investment  $--------------------------------------------------------
                        (Minimum $1,000; Minimum $5,000 for quarterly interest)

Please indicate how interest income is to be disbursed:
 [ ]Compound [ ]Paid Annually [ ]Paid Quarterly
 [ ]Paid Monthly


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RECEIPT OF PROSPECTUS; SUITABILITY
      I have received, read, and agree to the terms of the current prospectus for each Certificate for which I am applying. I have the authority and legal capacity to purchase the Certificate(s), am of legal age in my state, and believe each investment is suitable for me.


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CANCELING MY ORDER
      I understand that I may cancel, without penalty, my investment in a Certificate within 10 days after the date of purchase. I understand that I will not earn any interest on any canceled Certificate. I also understand that it is the Company's policy to return my canceled investment within 30 days of my cancellation request.

ACCEPTANCE OF APPLICATION
      I understand that acceptance of my application is at the sole discretion of SBM Certificate Company and that you may reject my application for any reason.

TELEPHONE INSTRUCTIONS
      I do __ do not ___ authorize SBM Certificate Company, its affiliates and agents to act on any telephone instructions believed to be genuine. I understand that SBM Certificate Company will employ reasonable procedures to confirm that instructions communicated by telephone are genuine, and agree that if it does, neither it nor its affiliates and agents shall be liable for any claims, losses, or expenses (including legal fees) for acting on any instructions believed genuine. I acknowledge that all telephone instructions given pursuant to this authorization are subject to the conditions set forth in the prospectus for each Certificate.


 ---------------------------                      ---------------------------
 Applicant's Signature                            Joint Applicant's Signature

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W-9 Certification

 Substitute W-9 Certification
 Under penalties of perjury, I certify by signing below that:

 (i) On this application, I provided you with my correct Taxpayer Identification Number; and
 (ii) I am not  subject to backup  withholding  - because

      (a) I have not been
      notified by the IRS that I am subject to backup withholding due to under reporting of interest or dividents; or

      (b) the IRS has notified me that I am no longer subject to backup withholding

 I certify that the information on this page is accurate and complete. I agree to be bound by the terms and conditions on the reverse side of this page.


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RETURN TO SBM Certificate Company


REPRESENTATIVE CERTIFICATION
      By signing below, the Registered Rep/ Agent certifies that:

      (a) The questions contained in this application were asked of the applicant and the answers duly recorded: that this application is complete and true to the best of my knowledge and belief;
      (b) and I am NASD registered and state licensed for Investment Company Products where this application is written and delivered;
      (c) Clients provided $-------------------- as the initial purchase payment.

 ---------------------------                      ---------------------------
 Representatives Name (Please Print)              Name of Broker/ Dealer

 ---------------------------                      ---------------------------
 Representative's Signature                       Representative's Phone #


Application accepted by SBM Certificate Company:  ----yes  ---- no


By:-----------------------------------
   Authorized Officer


                            SBM Certificate Company
                       CERTIFICATE TERMS AND CONDITIONS


      If we accept your application, the following terms and conditions will govern the face-amount certificate ("Certificate") that we issue to you.

1.    DEFINITIONS

      As used herein, the terms "you" and "your" refer to the owner of the Certificate; the terms "we," "us", our" and the "Company" refer to SBM Certificate Company.


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2.    FACE-AMOUNT

      The face-amount of your Certificate equals the amount of your principal Investment at the Effective Date or at the time of a new Guarantee Period.

3.    EFFECTIVE DATE

      We will credit your initial principal investment and issue your Certificate on the date we accept your application.

4.    ADDITIONAL PRINCIPAL INVESTMENTS

      We  do  not  accept   additional   principal   investments   under  your
      Certificate.

5.    MATURITY DATE

      Series 703, Series 705, Series 707 and Series 710 Certificates mature 30, 30, 28 and 30 years after their respective Effective Dates. On the Maturity Date, we will pay you the account value ("Account Value") of your Certificate. At any time, your Account Value equals your principal investments, plus all accrued interest, less any withdrawals previously taken and less applicable fees, charges and penalties previously assessed.

6.    GUARANTEE PERIODS

      The Guarantee Periods for a Series 703, Series 705, Series 707, and Series 710 Certificates are three, five, seven and ten years, respectively. The interest rate on a Certificate is locked in for the Guarantee Period. You can surrender your Certificate at the end of its Guarantee Period and incur no deferred sales or surrender charges and no reduced interest rate.

7.    INTEREST

      We will credit interest monthly on the amount of interest that accrues on your Account Value. Accrued interest will compound annually based on a 30-day month and a 360-day year. The minimum interest rate ("Minimum Interest Rate") that we will credit to your Certificate is 2.5% per year. The interest rate applicable to your Certificate will vary from Guarantee Period to Guarantee Period. The applicable interest rate for your initial Guarantee Period will be the rate in effect on the date we accept your application and receive your principal investment at our offices. For any subsequent principal investments made, we will apply the interest rate in effect for the current Guarantee Period in which you are invested. You will begin earning interest on the Effective Date of your Certificate.


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      We will establish the interest rates applicable to your Certificate from time to time in our sole discretion, provided, however, that the interest rate for each Guarantee Period will never be less than the minimum interest rate of 2.5%.

8.    WITHDRAWALS AND SURRENDER

      You may withdraw all or a portion of your original investment at any time. Any amounts you withdraw before the end of the Certificate's Guarantee Period will earn a reduced rate of interest that the Company predeclares.

      The Company assesses a deferred sales charge if you withdraw some or all of your account value prior to the end of your Certificate's Guarantee Period. A withdrawal charge will be assessed and charged to your remaining account value or, in the case of a complete surrender, the amount withdrawn, according to the following schedule:

     SALES CHARGE APPLIED TO AMOUNT WITHDRAWN
      YEAR OF GUARANTEE
      PERIOD        1     2    3    4    5    6    7    8    9    10
      Series 703    6%    6%   5%
      Series 705    8%    8%   7%   6%   5%
      Series 707    9%    9%   9%   8%   7%   6%   5%
      Series 710   10%   10%  10%  10%  10%   9%   8%   7%   6%    5%

        The minimum amount you may withdraw is $1,000. The minimum amount remaining must be at least $1,000, if you chose to have interest compounded to maturity or paid annually, and at least $5,000 if you chose to have interest paid quarterly. If the amount remaining would be less than these minimums, you will receive your entire account value, less the deferred sales charge.

9.    SURRENDER VALUE

      Upon surrender of your Certificate prior to its maturity, we will pay you your Certificate's surrender value ("Surrender Value"), which, at any time, equals your Account Value immediately prior to surrender, less any applicable fees and charges assessable at the time of surrender. In no event will your Surrender Value be less than the minimum amount prescribed by Section 28 of the Investment Company Act of 1940, as amended (the "Act").

10.   LOANS

      You may borrow up to 50% of your Account Value for a term of up to 5 years or the Maturity Date of your Certificate, whichever is earlier. Loans are subject to an annual interest charge of up to 6% of the amount


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      withdrawn,  but are not subject to the withdrawal  charge.  You will not earn interest on the amount borrowed. We will treat a loan that you do not repay as a permanent withdrawal. We will assess the penalty for early withdrawal that would have applied at the time of withdrawal.

11.   DEFERRED PAYMENT

      We may, at our option, defer any payment to you for a period of not more than 30 days and, in that event, interest shall accrue on any payment or payments due to you for the period of such deferment at the Minimum Interest Rate.

12.   MAINTENANCE OF RESERVES

      Your Certificate is not secured by any particular asset of the Company. However, to support our obligations under your Certificate and all other Certificates that we issue, we maintain reserves in the amount and in assets of the type prescribed by the Act. For purposes of computing the reserves under your Certificate, the minimum maturity amount of your Certificate equals the face-amount of your Certificate, and no interest is payable or deemed payable until actually earned and credited.

13.   EXCHANGING CERTIFICATES

      You may not exchange your Certificate for any other Certificate.

14.   TRANSFERRING OWNERSHIP

      To transfer ownership of your Certificate, you must submit a completed a transfer request form to us.

15.   MISCELLANEOUS

      Your Certificate carries no voting rights and is not entitled to participate in any dividends that our Board of Directors may declare. The minimum and maximum amounts applicable to your principal investment(s) and withdrawals appear on your Certificate application. The minimum maturity or face-amount of your Certificate, your Account Value, your Surrender Value and other relevant data will appear on the periodic account statements that we will send to you. These account statements are incorporated herein to the extent necessary to comply with applicable law.


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